UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

BLACK HAWK EXPLORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-131048
(Commission File Number)

N/A
(IRS Employer Identification No.)

8391 Beverly Blvd., #305 Los Angeles, CA 90048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 323-275-8475

Item 1.01. Entry Into A Material Definitive Agreement

On June 15, 2007 Black Hawk signed a formal option agreement with Firestone Ventures Inc. pursuant to which Black Hawk may earn up to a 75% interest in Firestone's Alberta Sun uranium project located in southwestern Alberta, Canada. Under the terms of the agreement, Black Hawk can earn a 60% interest by paying Firestone a total of $210,000 cash (completed) and issuing 135,000 shares on signing (completed) and paying an additional $70,000 cash, issuing 270,000 shares and incurring $700,000 in exploration expenditures over the next two years. Black Hawk can earn an additional 15% interest by paying Firestone $100,000, issuing Firestone 400,000 common shares and incurring another $1 million in exploration expenditures over the following two years. Firestone will retain a 1% net smelter royalty ("NSR") of which 0.5% can be purchased by Black Hawk for $500,000 at any time. There is an additional 1% NSR to the underlying property owners.

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Item 3.02. Unregistered Sale of Equity Securities

On June 15, 2007 we issued 135,000 common shares to Firestone Ventures Inc. to earn a 60% interest in the Alberta Sun Uranium project under the option agreement described above.

We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

10.1 Option Agreement between our company and Firestone Ventures Inc.

10.2 News Release issued June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007

BLACK HAWK EXPLORATION

/s/ Andrew von Kursell
Andrew von Kursell
President & Director